Exhibit 4.3

EXECUTION VERSION

SECURITY AGREEMENT

dated as of

May 11, 2021

by and among

STONEMOR INC.,

the other Grantors from time to time party hereto,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS
1.1	Terms Defined in UCC	1
1.2	Definitions of Certain Terms Used Herein	1
1.3	Terms Generally	7

ARTICLE II

INTERCREDITOR AGREEMENT

2.1	Intercreditor Agreement Controls	7

ARTICLE III

GRANT OF SECURITY INTEREST

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1	Title, Authorization, Validity and Enforceability	8
4.2	Conflicting Laws and Contracts	9
4.3	Principal Location	9
4.4	No Other Names; Etc.	9
4.5	Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization	9
4.6	Property Locations	9
4.7	Reserved	9
4.8	Reserved	9
4.9	Filing Requirements	10
4.10	No Financing Statements, Security Agreements	10
4.11	Pledged Securities and Other Investment Property	10
4.12	Intellectual Property	10
4.13	Deposit Accounts and Securities Accounts	11
4.14	Commercial Tort Claims	11
4.15	Specific Collateral	11
4.16	Enforcement	11

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ARTICLE V

COVENANTS

5.1	General	11
5.2	Receivables	13
5.3	Maintenance of Goods	14
5.4	Instruments, Securities, Chattel Paper, Documents and Pledged Deposits	14
5.5	Uncertificated Securities and Certain Other Investment Property	14
5.6	Stock and Other Ownership Interests	15
5.7	Deposit Accounts and Securities Accounts	15
5.8	Letter-of-Credit Rights	17
5.9	Federal, State or Municipal Claims	17
5.10	No Interference	17
5.11	Insurance	18
5.12	Intellectual Property	19
5.13	Commercial Tort Claims	20
5.14	Landlord/Bailee Agreements	20
5.15	Updating of Perfection Certificate	20

ARTICLE VI

EVENT OF DEFAULT

6.1	Remedies	20
6.2	Grantors’ Obligations Upon an Event of Default	22
6.3	License	23

ARTICLE VII

WAIVERS, AMENDMENTS AND REMEDIES

ARTICLE VIII

PROCEEDS; COLLECTION OF RECEIVABLES

8.1	Lockboxes	23
8.2	Collection of Receivables	24
8.3	Special Collateral Account	24
8.4	Application of Proceeds	24
8.5	Cemetery Laws	25

ARTICLE IX

GENERAL PROVISIONS

9.1	Notice of Disposition of Collateral; Condition of Collateral	26

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9.2	Limitation on Collateral Agent’s and other Secured Parties’ Duty with Respect to the Collateral	26
9.3	Compromises and Collection of Collateral	27
9.4	Collateral Agent Performance of Grantor’s Obligations	27
9.5	Authorization for Collateral Agent to Take Certain Action	27
9.6	Specific Performance of Certain Covenants	28
9.7	Use and Possession of Certain Premises	28
9.8	Cemetery Laws	29
9.9	Reinstatement	29
9.10	Benefit of Agreement	29
9.11	Survival of Representations	29
9.12	Expenses	29
9.13	Headings	30
9.14	Termination	30
9.15	Entire Agreement	30
9.16	Governing Law; Jurisdiction; Waiver of Jury Trial	30
9.17	Indemnity	31
9.18	Subordination of Intercompany Indebtedness	31
9.19	Severability	32
9.20	Counterparts	32
9.21	Additional Grantors	32
9.22	Other Second Priority Obligations	32

ARTICLE X

NOTICES

10.1	Sending Notices	34
10.2	Change in Address for Notices	34

ARTICLE XI

THE COLLATERAL AGENT

EXHIBITS

Exhibit A	Form of Amendment
Exhibit B	Form of Supplement
Exhibit C	Form of Short-form Intellectual Property Security Agreement
Exhibit D	Form of Intercompany Note
Exhibit E	Form of Accession Agreement

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THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of May 11, 2021 by and among StoneMor Inc., a Delaware corporation (the “Issuer”), the Grantors from time to time party hereto, and Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as collateral agent under the Indenture (as defined below) (the “Collateral Agent”) for itself and for the other Secured Parties.

WHEREAS, the Issuer, certain Subsidiaries of the Issuer, Wilmington Trust, National Association, not in its individual capacity but solely as trustee (the “Trustee”) and the Collateral Agent, are entering into that certain Indenture, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the Notes by the Issuer to the Holders; and

WHEREAS, it is a condition to the effectiveness of the Indenture that the Grantors enter into this Agreement.

ACCORDINGLY, in order to induce the Collateral Agent to enter into the Indenture and the initial purchasers to purchase the Notes under the Indenture, the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

Terms Defined in the Indenture. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture. All terms defined in Article 9 of the UCC and not defined in this Agreement or the Indenture have the meanings specified therein.

1.1 Terms Defined in UCC. The following terms have the meanings given to them in the UCC: “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Control”, “Deposit Account”, “Documents”, “Equipment”, “Farm Products”, “Financial Assets”, “Fixture”, “General Intangible”, “Goods”, “Health-Care-Insurance Receivable”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Securities Account”, “Security” and “Supporting Obligation”.

1.2 Definitions of Certain Terms Used Herein. As used in this Agreement, the following terms shall have the following meanings:

“Amendment” has the meaning assigned to such term in Section 5.4.

“Accession Agreement” means an accession agreement, if any, to this Agreement, in substantially the form of Exhibit E hereto, entered into by the Grantors, the Other Second Priority Representative for the holders of any Other Second Priority Obligations and the Collateral Agent from time to time.

“Collateral” means all cash, Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Intellectual

Property, Inventory, Investment Property, letters of credit, Letter-of-Credit Rights, Material Real Property, Pledged Collateral, Pledged Deposits, Securities and Supporting Obligations (including, without limitation, all cash on hand, letters of credit or any other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution), wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Pledged Collateral Rights), insurance proceeds and products thereof, and all collateral security and guarantees given by any person with respect to any of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto, it being intended that the Collateral include all real and personal property of the Issuer and any Guarantor; provided, however, that in no case shall “Collateral” include any Excluded Property.

“Collateral Documents” means this Agreement, the Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted by the Issuer or a Guarantor to secure any Indenture Obligations or Other Second Priority Obligations or under which rights or remedies with respect to any such Lien are governed.

“Commercial Tort Claims” means commercial tort claims, as defined in the UCC of any Grantor, including each commercial tort claim specifically described in Schedule 13 of the Perfection Certificate.

“Control Agreement” means, with respect to any Deposit Account or any Securities Account, an agreement among the Collateral Agent, the financial institution or other person at which such account is maintained and the Grantor maintaining such account, as applicable, effective to grant Control over such account to the Collateral Agent.

“Controlled Accounts” means each Controlled Deposit Account and each Controlled Securities Account.

“Controlled Deposit Account” means each Deposit Account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Grantor.

“Controlled Securities Account” means each Securities Account (including all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing such Financial Assets) that is the subject of an effective Control Agreement and that is maintained by any Grantor with a securities intermediary.

“Copyrights” means (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Discharge of Indenture Obligations” means the earliest to occur of: (A) the payment in full in cash of (a) the principal of and interest (including interest accruing on or after the commencement of an insolvency or liquidation proceeding, whether or not such interest would be allowed in such proceeding) and premium, if any, on all Indenture Obligations outstanding under the Indenture Documents, and (b) any other Indenture Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); (B) the Issuer’s exercise of its legal defeasance or covenant defeasance option as described in and in accordance with Article 9 of the Indenture (C) the satisfaction and discharge of the Indenture in accordance with Article 4 of the Indenture.

“Event of Default” means, until the Discharge of Indenture Obligations, an Event of Default as defined in the Indenture Documents and, after the Discharge of Indenture Obligations, an “event of default” or words of similar meaning as defined in any Other Second Priority Documents.

“Excluded Accounts” has the meaning assigned to such term in Section 5.7.

“Excluded Property” means (a) all Trust Accounts, together with any proceeds of a Grantor’s Receivables that are required by law to be placed into a Trust Account for the benefit of the applicable account debtors and all such funds held in Trust Accounts from time to time (but excluding, in any case, such funds that any Grantor has a right to demand payment of, or is otherwise entitled to a distribution, or any rights of any Grantor in respect thereof, whether the corpus, income or proceeds of a Trust Account, in each case, in accordance with applicable law, and such right shall not be deemed to be Excluded Property, but shall instead be treated for all purposes hereunder as a General Intangible or Account, as applicable), (b) Excluded Securities, (c) assets (including rights) that may not be pledged as a matter of law or without prior approval of any Governmental Authorities (unless such approval has been obtained and except to the extent such law would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the legal prohibitions described in this clause (c) shall no longer be applicable, (d) motor vehicles and similar assets subject to a certificate of title in the United States, (e) Excluded Real Property, (f) United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (g) any lease, license, contract, permit, authorization or agreement to which any Grantor is a party or any of its rights or interests thereunder if and to the extent and for so long as the grant of a security interest therein or in any assets or rights which are the subject thereof, shall constitute or result in (1) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein, or (2) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, permit, authorization or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibitions described in this clause (g) shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract, permit, authorization or agreement not subject to the prohibitions specified above without further action of any party, and (h) Excluded Accounts; provided, that notwithstanding anything to the contrary, to the extent that the Issuer or a Grantor grants a Lien on any asset or right described in clauses (a) through (h) above to secure any obligations under any Credit Facility or any other First Priority Obligations, such asset or right shall not constitute Excluded Property.

“Excluded Real Property” means, unless encumbered by an existing mortgage, (a) owned and leased real property (including real property operated, or to be operated, as a cemetery, crematory or funeral home) that may not be pledged as a matter of law or without prior approval of any Governmental Authorities or third person (unless such approval has been obtained), (b) all owned and leased real property that is not operated, and is not intended to be operated, as a cemetery, crematory or funeral home (including corporate and sales offices that are not located at a cemetery, crematory or funeral home property) and (c) real property with a Fair Market Value of less than $3.0 million.

“Excluded Securities” means any of the following: (a) any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by applicable law; (b) any Equity Interests of any Foreign Subsidiary that is a CFC (other than Equity Interests of Subsidiaries formed under the laws of or domiciled in Puerto Rico) or any FSHCO in excess of 65% of the outstanding Equity Interests of such Foreign Subsidiary or FSHCO; (c) any Margin Stock; and (d) any Equity Interests of any person that is not a Wholly-Owned Subsidiary to the extent any organizational documents, constitutional documents, joint venture agreement, shareholder agreement, or similar agreement prohibits such a pledge without the consent of any other party or would give any other party (other than the Issuer or any Guarantor or a Wholly-Owned Subsidiary) to any organizational documents, constitutional documents, joint venture agreement, shareholder agreement or similar agreement governing such Equity Interests the right to terminate its obligations thereunder; provided that this clause (d) shall not apply if (1) such other party is the Issuer or any Guarantor or a Wholly-Owned Subsidiary of the Issuer, (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Partnership or any Subsidiary to obtain any such consent) and for so long as such organizational documents, constitutional documents, joint venture agreement, shareholder agreement or similar agreement or replacement or renewal thereof is in effect, or (3) such prohibition would be rendered ineffective pursuant to the UCC of any applicable jurisdiction or any other applicable law or principles of equity and shall not apply to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction notwithstanding such prohibition.

“Exclusive Copyright Licenses” means all exclusive licenses to third-party U.S. Copyrights to which a Grantor is the licensee.

“Grantors” means the Issuer and each Guarantor, including any Subsidiary that becomes a party hereto pursuant to Section 9.21.

“Instructing Group” has the meaning assigned to such term in Section 9.22.

“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property, including any licenses thereto.

“Intercompany Indebtedness” has the meaning assigned to such term in Section 9.18.

“Intercompany Note” shall mean any intercompany note substantially in the form of Exhibit D.

“Landlord/Bailee Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Collateral Agent (acting on behalf of the Secured Parties), between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Notes Secured Parties” means, collectively, each Holder, the Trustee and the Collateral Agent.

“Obligor” has the meaning assigned to such term in Section 9.18.

“Other Second Priority Obligations” means any Indebtedness (1) that is permitted to be Incurred under the covenant described in Section 5.09 of the Indenture, (2) that is secured on a pari passu (and for the avoidance of doubt, not a junior or subordinated) basis with the Notes and the Note Guarantees, as applicable, by a Permitted Lien described in clauses (18) or (21) of the definition of Permitted Liens, and (3) the aggregate principal amount of which does not at any time exceed the Maximum Other Second Priority Obligations Amount; provided that (i) such Indebtedness is so designated as Other Second Priority Obligations in an Officers’ Certificate delivered to the Collateral Agent and (ii) an authorized representative of the holders of such Indebtedness shall have executed and delivered a Supplement to the Intercreditor Agreement and an Accession Agreement.

“Other Second Priority Documents” means any Accession Agreement and any documents instruments or agreements governing or otherwise relating to the Other Second Priority Obligations identified in an Accession Agreement.

“Other Second Priority Representative” has the meaning assigned to such term in Section 8.4.

“Other Second Priority Secured Parties” means, collectively, the Collateral Agent, the holders of any Other Second Priority Obligations and the Other Second Priority Representative for such holders.

“Patents” means (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.

“Payment in Full” or “Paid in Full” means (x) the Discharge of Indenture Obligations and (y) that all other Secured Obligations (other than in respect of contingent indemnification and expense reimbursement claims not then due) have been paid in full in cash.

“Permitted Liens” means, until the Discharge of Indenture Obligations, “Permitted Liens” as defined in the Indenture, and, after the Discharge of Indenture Obligations, Liens permitted to be incurred under any Other Second Priority Documents.

“Permitted Property Location” has the meaning assigned to such term in Section 4.6.

“Pledged Collateral” means all Equity Interests, Indebtedness owed to any Grantor, promissory notes, other Instruments, Securities and other Investment Property of the Grantors constituting Collateral, whether or not physically delivered to the Collateral Agent pursuant to this Agreement.

“Pledged Collateral Rights” means any payments of principal or interest, securities, dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for, in exchange for or on the conversion of, any Pledged Collateral, and any right to receive an Equity Interest or earnings in which any Grantor now has or hereafter acquires any right, or any rights or privileges issued by an issuer, of such Pledged Collateral.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which a Grantor may from time to time designate as pledged to the Collateral Agent or to any Secured Party as security for any Secured Obligations, and all rights to receive interest on said deposits.

“Pro Rata Share” has the meaning assigned to such term in Section 8.4.2.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, or any other rights or claims to receive money which are General Intangibles, which are included as Collateral.

“Secured Obligations” means, collectively, the Indenture Obligations and the Other Second Priority Obligations, if any.

“Secured Parties” means, collectively, the Notes Secured Parties and the Other Second Priority Secured Parties, if any.

“Short-form Intellectual Property Security Agreement” has the meaning assigned to such term in Section 5.12.

“Target Amount” means $250,000.

“Trademarks” means (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any person shall be construed to include such person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of and Exhibits and to, this Agreement, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (g) all certificates and other required deliverables and submissions made by an officer of any Grantor shall be deemed for all purposes to be made by such person solely in such person’s capacity as an officer of such Grantor and not in such person’s individual capacity.

ARTICLE II

INTERCREDITOR AGREEMENT

2.1 Intercreditor Agreement Controls. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement, the exercise of any right or remedy by such Collateral Agent hereunder, the rights of the Holders hereunder (direct or indirect), and the obligations of the Grantors hereunder (e.g., as to the delivery of Collateral) are subject to the provisions of the Intercreditor Agreement (if any). In the event of any conflict between the terms of the Intercreditor Agreement (if any) and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

ARTICLE III

GRANT OF SECURITY INTEREST

Each Grantor, as collateral security for the prompt and complete payment in full and performance when due (whether at stated maturity, by acceleration or otherwise) in full of the Secured Obligations, hereby pledges, assigns and grants to the Collateral Agent, for the benefit of the Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, wheresoever located, including all accessions thereto and proceeds thereof, and whether now or hereafter existing or arising.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each of the Grantors represents and warrants to the Collateral Agent and the Secured Parties that:

4.1 Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Agreement and the performance by such Grantor of its obligations in accordance with the terms of this Agreement have been duly authorized by proper corporate, limited liability company, limited partnership or partnership, as applicable, proceedings, and this Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by (i) bankruptcy, insolvency, receivership, moratorium, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed in Schedule 6 of the Perfection Certificate, the Collateral Agent will have a legal, valid and perfected first priority Lien on the Collateral (other than, as to priority, in respect of Permitted Liens which are the subject of any of clauses (1), (3)-(8), (10) (regarding Indebtedness secured by a lien originally granted or existing pursuant to any First Priority Exception other than clause (10)), (11), (14), (16), (17), (20), and (25)-(33) of the definition thereof; collectively, the “First Priority Exceptions”) owned by such Grantor in which a Lien may be perfected by the filing of a financing statement under the UCC, by the filing with the United States Patent and Trademark Office or United States Copyright Office and comparable offices in foreign jurisdictions or by the equivalent filings in foreign jurisdictions, subject to Permitted Liens. When any Pledged Collateral are delivered to the Collateral Agent, for the benefit of the Secured Parties, in accordance with this Agreement and a financing statement naming the Collateral Agent as the secured party and covering the Pledged Collateral is filed in the appropriate filing office, the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected first priority lien (other than, as to priority, in respect of the First Priority Exceptions) upon and security interest in such Pledged Collateral under the UCC, subject only to Permitted Liens, to the extent such perfection is governed by the UCC.

4.2 Conflicting Laws and Contracts. Neither the execution and delivery by such Grantor of this Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, the performance by such Grantor of its obligations in accordance with the terms and provisions hereof, nor compliance with the terms and provisions hereof will violate (i) any applicable law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor or (ii) such Grantor’s charter, articles or certificate of incorporation, partnership agreement or bylaws (or similar constitutive documents), or (iii) the provisions of any material indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property may be bound or affected, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of such Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Collateral Agent on behalf of the Secured Parties).

4.3 Principal Location. Such Grantor’s location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Schedule 2(a) of the Perfection Certificate. As of the Issue Date, such Grantor has no other places of business, and no Permitted Property Locations (as defined in Section 4.6), except those set forth in Schedule 7(a) of the Perfection Certificate.

4.4 No Other Names; Etc. Within the five-year period ending as of the date such person becomes a Grantor hereunder, such Grantor has not conducted business under any name, changed its jurisdiction of formation, merged with or into or consolidated with any other person, except as disclosed in Schedule 1(c) of the Perfection Certificate. The name in which such Grantor has executed this Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the date such person becomes a Grantor hereunder.

4.5 Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization. Such Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s State of organization, type of organization and State of organization identification number are, listed in Schedule 1(a) of the Perfection Certificate.

4.6 Property Locations. Except with respect to Inventory, Equipment and Fixtures (i) having a value individually less than $250,000 and $500,000 in the aggregate (for all Grantors), (ii) in transit or (iii) under repair, the Inventory, Equipment and Fixtures are located solely at the locations of such Grantor described in Section 4.3 (each, a “Permitted Property Location”).

4.7 Reserved.

4.8 Reserved.

4.9 Filing Requirements. None of the material Equipment owned by such Grantor is covered by any certificate of title, except for motor vehicles. None of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for (i) motor vehicles and (ii) Patents, Trademarks, Copyrights and Exclusive Copyright Licenses held by such Grantor and described in Schedules 12(a) and 12(b) of the Perfection Certificate.

4.10 No Financing Statements, Security Agreements. No effective financing statement or security agreement describing all or any portion of the Collateral naming such Grantor as debtor has been filed or is of record in any jurisdiction except financing statements (i) naming the Collateral Agent on behalf of the Secured Parties as the secured party or (ii) in respect of Permitted Liens; provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Indenture Documents or any Other Second Priority Documents to any Permitted Liens (other than, as to priority, in respect of the First Priority Exceptions).

4.11 Pledged Securities and Other Investment Property. Schedules 10, 11 and 12 of the Perfection Certificate set forth a complete and accurate list of the Pledged Collateral, including Instruments, Securities and other Investment Property constituting Collateral. Each Grantor is the direct and beneficial owner of the Pledged Collateral, including Instrument, Security and other type of Investment Property listed in Schedules 10, 11 and 12 of the Perfection Certificate as being owned by it, free and clear of any Liens, except for Permitted Liens. Each Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued, are fully paid and non-assessable and constitute the percentage of the issued and outstanding shares of stock (or other Equity Interests) of the respective issuers thereof indicated in Schedule 10 of the Perfection Certificate, (ii) with respect to any certificates delivered to the Collateral Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has taken or, has so informed the Collateral Agent so that the Collateral Agent may take, steps to perfect the Collateral Agent’s security interest therein as a General Intangible and (iii) all such Pledged Collateral held by a securities intermediary is held in one or more Controlled Securities Accounts.

4.12 Intellectual Property. Schedules 12(a) and 12(b) of the Perfection Certificate contains a complete and accurate listing as of the Issue Date of all Intellectual Property of each of the Grantors that is registered or the subject of an application for registration or issuance, as well as all Exclusive Copyright Licenses. Except where the failure could not reasonably be expected to result in a Material Adverse Effect, all of the U.S. registrations, applications for registration or applications for issuance of the Intellectual Property are valid and subsisting, in good standing and are recorded or in the process of being recorded in the name of the applicable Grantor. The consummation of the transactions contemplated by the Indenture Documents will not result in the termination or impairment of any of the Intellectual Property which could reasonably be expected to result in a Material Adverse Effect.

4.13 Deposit Accounts and Securities Accounts. All of such Grantor’s Deposit Accounts and Securities Accounts (other than Trust Accounts) are listed on Schedule 14 of the Perfection Certificate.

4.14 Commercial Tort Claims. The only existing Commercial Tort Claims of any Grantor with a value in excess of $250,000 are those listed on Schedule 13 of the Perfection Certificate, which sets forth such information separately for each Grantor.

4.15 Specific Collateral. None of the Collateral is or is proceeds or products of Farm Products, As-Extracted Collateral, Health-Care-Insurance Receivables or timber to be cut.

4.16 Enforcement. No permit, consent, approval, authorization, license, registration, notice to or filing with any Governmental Authority or any other person is required for the exercise by the Collateral Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally, any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral, or compliance with (or as may be required by) applicable securities laws or Cemetery Laws, under which consent cannot be obtained prior to such exercise of rights or enforcement of remedies provided herein.

ARTICLE V

COVENANTS

Until this Agreement is terminated in accordance with Section 9.14, each Grantor hereby agrees to the following:

5.1 General.

5.1.1 Reserved.

5.1.2 Reserved.

5.1.3 Records and Reports. Each Grantor shall keep and maintain proper books and records with respect to the Collateral owned by such Grantor.

5.1.4 Financing Statements and Other Actions; Defense of Title. Each Grantor will file or cause the filing of and hereby authorizes the Collateral Agent to file, and if requested will execute and deliver to the Collateral Agent, all financing statements and amendments thereto describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time as required, or as reasonably be requested by the Collateral Agent, in order to perfect or maintain a first priority (other than, as to priority, in respect of Permitted Liens securing First Priority Obligation), perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Permitted Liens; provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Indenture Documents or any Other Second Priority Document to any Permitted Liens other than, as to priority, in respect of the First Priority Exceptions. Such financing statements and amendments thereto may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets of the debtor whether now owned or hereafter acquired and wheresoever located, including all accessions thereto and proceeds thereof”, or words of similar effect or with greater detail. Each Grantor will take any and all actions necessary to defend title to the Collateral owned by such Grantor against all persons and to defend the security interest of the Collateral Agent in such Collateral and the priority thereof against any Lien other than Permitted Liens.

Notwithstanding the grant of authority to the Collateral Agent under this Section 5.1.4, each Grantor agrees to file or cause the filing of any initial financing statement or amendment thereto necessary to perfect or maintain the perfection of the Collateral Agent’s first priority (other than, as to priority, in respect of the First Priority Exceptions) security interest in the Collateral owned by such Grantor.

5.1.5 Disposition of Collateral. No Grantor will consummate any Asset Sale involving the Collateral owned by such Grantor except Asset Sales permitted pursuant to the Indenture Documents or, after the Discharge of Indenture Obligations, the Other Second Priority Documents.

5.1.6 Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except Permitted Liens; provided that, nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Indenture Documents or any Other Second Priority Documents to any Permitted Liens other than, as to priority, in respect of the First Priority Exceptions.

5.1.7 Reserved.

5.1.8 Further Assurances.

Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Collateral Agent may reasonably request (acting at the direction of the Instructing Group), all in reasonable detail and in form and substance reasonably satisfactory to the Collateral Agent (acting at the direction of the Instructing Group). In addition, at any time and from time to time, upon the written request of the Collateral Agent (acting at the direction of the Instructing Group), such Grantor shall, for the purpose of the Collateral Agent obtaining or preserving the full benefits of this Agreement and of the rights, powers and remedies herein granted, take such further action as the Collateral Agent may reasonably request (acting at the direction of the Instructing Group).

5.1.9 Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will:

(i) preserve its existence and organizational structure as in effect on the Issue Date;

(ii) not change its name or jurisdiction of organization;

(iii) not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified in Schedule 2(a) of the Perfection Certificate; and

(iv) (A) subject to Section 4.6, not have any Inventory, Equipment or Fixtures at a location other than a Permitted Property Location or (B) not change its name or taxpayer identification number,

unless, in each such case, such Grantor shall have given the Collateral Agent not less than ten (10) days’ (or such shorter period as the Collateral Agent (acting at the direction of the Instructing Group in their sole discretion) may agree to) prior written notice of such event or occurrence and the Grantors shall have (unless the Instructing Group determine, with communication of such determination, if any, to be delivered to the Issuer, the Trustee and the Collateral Agent, that such event or occurrence will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral), taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Collateral Agent’s security interest in the Collateral owned by such Grantor. Upon the reasonable request of the Collateral Agent (acting at the direction of the Instructing Group) from time to time, such Grantor will provide a list of all Permitted Property Locations and each other location where any Inventory, Equipment, Fixtures or proceeds or products thereof are located.

5.1.10 Other Financing Statements. No Grantor will suffer to exist or authorize the filing of any effective financing statement, amendment or termination statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement, amendment or termination statement authorized under Section 5.1.4 and any financing statement, amendment or termination statement in respect of Permitted Liens. Each Grantor acknowledges that it is not authorized to file any financing statement, amendment or termination statement with respect to any financing statement filed in connection herewith without the prior written consent of the Collateral Agent (acting at the direction of the Instructing Group), subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

5.2 Receivables.

5.2.1 Deposit of Receivables in Trust Accounts. Such Grantor shall not deposit or cause to be deposited into any Trust Account any Receivables or proceeds thereof unless required under applicable Cemetery Laws.

5.2.2 Collection of Receivables. Subject to Section 9.3, except in the ordinary course of business of such Grantor and consistent with such Grantor’s reasonable and good faith business judgment, each Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by such Grantor.

5.2.3 Reserved.

5.2.4 Reserved.

5.2.5 Electronic Chattel Paper. Each Grantor shall take all steps necessary to grant the Collateral Agent Control of all electronic chattel paper with a value individually of $250,000 or more in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

5.3 Maintenance of Goods. Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment owned by such Grantor in good repair, working order and saleable condition (ordinary wear and tear and casualty excepted) and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.4 Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. Each Grantor will (i) deliver to the Collateral Agent immediately upon execution of this Agreement the originals of all Chattel Paper (with a value, individually, of $250,000 or more), Equity Interests and other Securities (to the extent certificated) and promissory notes or other Instruments (including, for the avoidance of doubt, the Intercompany Note), in each case constituting Collateral, (ii) hold in trust for the Collateral Agent upon receipt and immediately thereafter deliver to the Collateral Agent any such Chattel Paper, Equity Interests, Securities, promissory note, and Instruments constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Collateral Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Collateral Agent shall specify, (iv) upon the Collateral Agent’s request, after the occurrence and during the continuance of an Event of Default, deliver to the Collateral Agent (or hold in trust for the Collateral Agent upon receipt and immediately deliver to the Collateral Agent) any Document evidencing or constituting Collateral, and (v) concurrently with each such delivery deliver to the Collateral Agent a duly executed amendment to this Agreement, in the form of Exhibit A hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral, and each such delivery shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer as are necessary to grant the Collateral Agent control over such Collateral. Such Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral. Any intercompany Indebtedness shall be subject to the Intercompany Note, and, in the case of (x) intercompany obligations owing to the Issuer or a Guarantor thereunder, pledged to the Collateral Agent, and (y) intercompany obligations owing to a Subsidiary that is not a Guarantor, subordinated to the Secured Obligations in accordance therewith.

5.5 Uncertificated Securities and Certain Other Investment Property. Each Grantor will use all commercially reasonable efforts to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of

Investment Property not represented by certificates which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Agreement. Except as set forth in Section 5.7 below, each Grantor will use all commercially reasonable efforts, with respect to Investment Property constituting Collateral owned by such Grantor held with a financial intermediary, to cause such financial intermediary to enter into a control agreement with the Collateral Agent in form and substance necessary to vest the Collateral Agent with control over such Investment Property.

5.6 Stock and Other Ownership Interests.

5.6.1 Changes in Capital Structure of Subsidiaries. Except as permitted in the Indenture, no Grantor will (i) permit or suffer any Subsidiary of such Grantor to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing, except to the extent permitted under the Indenture.

5.6.2 Issuance of Additional Securities. Except as permitted under the Indenture, no Grantor will permit or suffer any Subsidiary to issue any securities or other ownership interests, any right to receive the same or any right to receive earnings, except to such Grantor or ratably to the holders of the securities or other ownership interests of such Subsidiary.

5.6.3 Registration of Pledged Securities and other Investment Property. Each Grantor will permit any registrable Collateral owned by such Grantor to be registered in the name of the Collateral Agent or its nominee at any time at the option of the Instructing Group following the occurrence and during the continuance of an Event of Default and without any further consent of such Grantor.

5.6.4 Exercise of Rights in Pledged Securities and other Investment Property. Each Grantor will permit the Collateral Agent or its nominee at any time during the continuance of an Event of Default, upon notice as set forth in clause (v) of Section 6.1, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral owned by such Grantor or any part thereof, and to receive all dividends and interest in respect of such Pledged Collateral.

5.7 Deposit Accounts and Securities Accounts.

5.7.1 On the Issue Date or, as applicable, within the time period set forth in Sections 5.16 or 5.22 of the Indenture (as applicable), or within 60 days after any person becomes a Grantor after the Issue Date or the opening of any Deposit Account or Securities Account (other than an Excluded Account), the Issuer and each applicable Guarantor shall enter into Control Agreements with respect to all cash and Permitted Investments maintained in Deposit Accounts and Securities Accounts of the Issuer and each Guarantor, in each case, other than cash and Permitted Investments maintained or permitted to be maintained in Excluded Accounts, or comprised of Excluded Property. It is understood and agreed that the proceeds of the Notes shall be held in a Deposit Account subject to a Control Agreement pending application for any purpose not prohibited under the Indenture Documents.

5.7.2 At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent (acting at the written direction of the Instructing Group) shall have the right to deliver an “activation notice” (or similar term, as defined in each Control Agreement) with respect to each Controlled Account. After delivery of an “activation notice” (or similar term, as defined in each Control Agreement), the Collateral Agent shall comply with the written instructions of the Instructing Group with respect to credits and transfers from the applicable Controlled Accounts. The Instructing Group shall instruct the Collateral Agent to terminate any such activation notice, and the Collateral Agent shall provide notice of termination of any such activation notice (upon receipt of any such instruction), promptly after the date when the applicable Event of Default is no longer continuing.

5.7.3 Each Grantor may close and/or open any account (including any Controlled Account) maintained at any bank or other financial institution subject to the applicable requirements of Section 5.7.1; provided that no Grantor may grant Control over any Controlled Account to any Person other than (i) the Collateral Agent or (ii) subject to any Intercreditor Agreement, the First Priority Agent.

5.7.4 So long as no Event of Default has occurred and is continuing, each Grantor may direct the manner of disposition of funds in all Controlled Accounts.

5.7.5 The Collateral Agent (acting at the written direction of the Instructing Group) shall promptly (a) furnish written notice to each person with whom a Controlled Account is maintained of any termination of an Event of Default or (b) take such other action and execute such other documents as may be reasonably requested by the Issuer or the applicable Guarantor in connection with any termination of an Event of Default.

5.7.6 Each Grantor shall, subject the other provisions of this Section 5.7 and to compliance with Cemetery Laws, (i) deposit all of its cash in Controlled Deposit Accounts or Controlled Securities Accounts; provided, however, that each Grantor may separately maintain, and deposit cash in, (v) Trust Accounts, (w) zero-balance accounts for the purpose of managing local disbursements, (x) payroll, employee benefits, withholding tax and other fiduciary accounts, (y) Deposit Accounts and Securities Accounts with a balance or value of less than or equal to $1,000,000 (based on the closing account balances of the end of each Business Day) in the aggregate for all Grantors and (z) segregated Deposit Accounts and segregated Securities Accounts solely containing, in the case of Deposit Accounts, cash, or, in the case Securities Accounts, securities, in either case, constituting collateral supporting (I) letters of credit, surety bonds, cash management services, or, to the extent collateralizing obligations incurred in the ordinary course of business and consistent with past practice (and that are permitted to be incurred under the Indenture), trust arrangements, (II) the performance of statutory obligations, surety or appeal bonds, performance bonds, workmen’s compensation or unemployment obligations and (III) repurchase agreements constituting Permitted Investments, in each case for this clause (z), permitted by the Indenture for so long as such accounts are solely supporting such obligations under any of sub-clauses (I)–(III) (the accounts described in clauses (v), (w), (x), (y), and (z) being referred to collectively as the “Excluded Accounts”, such accounts not being required to be

Controlled Deposit Accounts or Controlled Securities Accounts) and (ii) subject to compliance with applicable Cemetery Laws, (x) maintain all of its Pledged Collateral constituting Collateral held by a securities intermediary in Controlled Securities Accounts. If the balance or value of the accounts described in clause (y) above exceeds $1,000,000 in the aggregate at any time (based on the closing account balances of the end of each Business Day), or if an Event of Default has occurred and is then continuing, then the Grantors shall promptly (but no less frequently than weekly) cause such excess to be transferred to one or more of the Controlled Deposit Accounts or Controlled Securities Accounts and (y) cause all cash or other assets distributed, withdrawn or otherwise removed from any Trust Account (whether principal, interest or other earnings), to the extent constituting Collateral, to be deposited into Controlled Deposit Accounts or Controlled Securities Accounts, as applicable; provided that with respect to (a) Excluded Accounts excluded by virtue of clause (y) of the definition thereof, the Grantors shall use commercially reasonable efforts to institute instructions to or otherwise cause the depository institution in respect of such accounts to automatically sweep the available balance thereof, and (b) any Deposit Account of a Cemetery Non-Profit, the Grantors shall use commercially reasonable efforts to collect amounts payable by any such Cemetery Non-Profit to such Grantors, and in this regard, the Grantors may, to the extent permitted by the relevant Cemetery Non-Profit, institute instructions to or otherwise cause the depository institution in respect of any such account to automatically sweep the available balance thereof with respect to funds that any Grantor has a right to demand payment of, for all such balances (described in clauses (a) or (b)) in the aggregate in excess of the Target Amount, to a Controlled Account, on a weekly basis (but in no event less frequently than monthly).

5.8 Letter-of-Credit Rights. Each Grantor will use commercially reasonable efforts to cause each issuer of a letter of credit in an amount in excess of $125,000 individually for which such Grantor is the beneficiary to consent to the assignment of proceeds of such letter of credit in order to give the Collateral Agent Control of the Letter-of-Credit Rights to such letter of credit.

5.9 Federal, State or Municipal Claims. Each Grantor will notify the Collateral Agent in writing of any Collateral owned by such Grantor which constitutes a claim involving an amount of $125,000 or more against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law. Furthermore, each Grantor will execute and deliver to the Collateral Agent such documents, agreements and instruments, and will take such further actions (including, without limitation, the taking of necessary actions under the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.)), which the Collateral Agent may, from time to time, reasonably request (acting at the direction of the Instructing Group), to ensure perfection and priority of the Liens hereunder in respect of Accounts and General Intangibles owing by any government or instrumentality or agency thereof, all at the expense of the Issuer.

5.10 No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies in accordance with this Agreement.

5.11 Insurance.

5.11.1 Each Grantor agrees that on the Issue Date, it shall have delivered to the Collateral Agent certificates of an insurance broker with respect to all liability, property and casualty insurance policies required pursuant to Section 5.13 of the Indenture.

5.11.2 Each Grantor agrees that within 90 days of the Issue Date, or within 30 days of procuring any new or replacement policy of insurance, it shall (i) cause all liability, property and casualty insurance policies required pursuant to Section 5.13 of the Indenture to be endorsed or otherwise amended to include a “standard” or “New York” additional insured or lender’s loss payable endorsements, as applicable, in form and substance as necessary to adequately protect the interests of the Secured Parties and (ii) use commercially reasonable efforts to cause each such policy covered by this Section 5.11.2 to provide that it shall not be cancelled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent (provided that with respect to any successor or assign of the Collateral Agent, such insurer shall only be required to provide such written notice to the extent it has been provided with such successor or assign’s notice information). Each Grantor further agrees that it shall deliver to the Collateral Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance covered by this Section 5.11.2, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent), or insurance certificate with respect thereto, together with evidence delivered to the Issuer and the Collateral Agent in writing of payment of the premium therefor, in each case of the foregoing, to the extent customarily maintained, purchased or provided to, or at the request of, lenders by similarly situated companies in connection with similar credit or notes facilities.

5.11.3 50 South Sixth Street, Suite 1290Minneapolis, MN 55402

5.11.4 In connection with the covenants set forth in this Section 5.11, it is understood and agreed that:

(i) the Secured Parties and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.11, it being understood that (A) the Issuer and each Guarantor shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Secured Parties or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Issuer, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Secured Parties and their agents and employees;

(ii) the designation of any form, type or amount of insurance coverage by the Collateral Agent (including acting in the capacity as the Collateral Agent) under this Section 5.11 shall in no event be deemed a representation, warranty or advice by the

Secured Parties that such insurance is adequate for the purposes of the business of the Issuer and the Subsidiaries or the protection of their properties; and

(iii) the amount and type of insurance that the Issuer and the Subsidiaries has in effect as of the Issue Date satisfies for all purposes the requirements of this Section 5.11 and Section 5.13 of the Indenture.

5.12 Intellectual Property.

5.12.1 If, after the Issue Date, any Subsidiary becomes a Grantor hereunder or any Grantor obtains rights to, including, but not limited to, filing and acceptance of a statement of use or an amendment to allege use with the United States Patent and Trademark Office, or applies for or seeks registration of, any Patent, Trademark, Copyright or Exclusive Copyright License in addition to the Patents, Trademarks, Copyrights and Exclusive Copyright Licenses described in Schedules 12(a) and 12(b) of the Perfection Certificate, which are all of such Grantor’s Patents, Trademarks, Copyrights and Exclusive Copyright Licenses as of the Issue Date, then such Grantor shall give the Collateral Agent prompt written notice thereof. Each Grantor agrees to promptly on the Issue Date (or such later date as agreed by the Instructing Group) and promptly following any notice delivered pursuant to the immediately preceding sentence, to execute and deliver to the Collateral Agent an intellectual property security agreement substantially in the form of Exhibit C hereto (each, a “Short-form Intellectual Property Security Agreement”) or any other document necessary, in each case to evidence the security interest in, to and on such Grantor’s Patents, Trademarks, Copyrights and Exclusive Copyright Licenses in a form appropriate for recording in the applicable office. Each Grantor also hereby authorizes the Collateral Agent to modify this Agreement unilaterally (i) by amending Schedules 12(a) and 12(b) of the Perfection Certificate to include any future Patents, Trademarks, Copyrights and/or Exclusive Copyright Licenses of which the Collateral Agent receives notification from such Grantor pursuant hereto and (ii) by recording, in addition to and not in substitution for this Agreement, a Short-form Intellectual Property Security Agreement containing the information on Schedules 12(a) and 12(b) of the Perfection Certificate including a description of such future Patents, Trademarks, Copyrights and/or Exclusive Copyright Licenses in the applicable office. Notwithstanding the grant of authority to the Collateral Agent under this Section 5.12.1, each Grantor agrees to modify or cause the modification of this Agreement (i) by amending Schedules 12(a) and 12(b) of the Perfection Certificate as described above and (ii) by recording, in addition to and not in substitution for this Agreement, a Short-form Intellectual Property Security Agreement as described above executed and delivered by such Grantor pursuant hereto in the applicable office.

5.12.2 As of the Issue Date, no Grantor has any interest in, or title to, any Copyrights, Patents, Trademarks or Exclusive Copyright Licenses except as set forth in Schedules 12(a) and 12(b) of the Perfection Certificate. This Agreement is effective to create a valid and continuing Lien on such Copyrights, Patents, Trademarks and Exclusive Copyright Licenses and, upon filing of intellectual property security agreements substantially in the same form as the Short-form Intellectual Property Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office and comparable offices in foreign jurisdictions, and the filing of appropriate financing statements in the jurisdictions listed in Schedule 6 of the Perfection Certificate hereto, all action necessary or desirable to protect and perfect the security interest in, to and on each Grantor’s Patents, Trademarks, Copyrights and Exclusive Copyright Licenses has been taken and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.

5.13 Commercial Tort Claims. If, after the Issue Date, any Grantor identifies the existence of a Commercial Tort Claim belonging to such Grantor that has arisen in the course of such Grantor’s business (with a value, individually, of $250,000 or more) in addition to the Commercial Tort Claims described in Schedule 13 of the Perfection Certificate, then such Grantor shall give the Collateral Agent prompt written notice thereof and promptly execute and deliver to the Collateral Agent any supplement to this Agreement or any other document necessary to evidence and perfect the grant of a security interest therein in favor of the Collateral Agent.

5.14 Landlord/Bailee Agreements. Upon the request of the Collateral Agent (acting at the direction of the Instructing Group) during the existence of an Event of Default, each Grantor shall make commercially reasonable efforts to obtain a Landlord/Bailee Agreement, from the lessor of each leased property or bailee or consignee with respect to any warehouse or other location where Collateral with a value in excess of $250,000 is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Collateral Agent (acting at the direction of the Instructing Group) (it being understood that any such agreement purporting to impose individual liability on the Collateral Agent shall not be satisfactory to the Collateral Agent).

5.15 Updating of Perfection Certificate. Promptly following the Collateral Agent’s request (acting at the direction of the Instructing Group) made during the existence of an Event of Default, the Grantors will provide to the Collateral Agent (with a copy to the Trustee), an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) (provided that if there have been no changes to any Schedules of the Perfection Certificate since the previous updating thereof required hereby, the Grantors shall indicate that there has been “no change” to the applicable schedule(s)) reflecting all changes since the date of the information most recently received pursuant to this Section 5.15 together with redline comparisons of all such schedules contained in such updated Perfection Certificate marked against the last Perfection Certificate delivered pursuant to this Section 5.15. Notwithstanding anything to the contrary contained in this Agreement, to the extent a representation and warranty contained in Article IV or a covenant contained in this Article V relates or is subject to the Perfection Certificate, such covenant shall be deemed applicable as of the most recent date that is the later of (i) the Issue Date or (ii) the date upon which the Grantors have delivered the updated Perfection Certificate as described above.

ARTICLE VI

EVENT OF DEFAULT

6.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (but shall have no obligation to), subject to compliance with applicable Cemetery Laws, exercise any or all of the following rights and remedies:

(i) Those rights and remedies provided in this Agreement, the Indenture, any other Indenture Document or any Other Second Priority Document; provided that this clause (i) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Secured Parties prior to an Event of Default.

(ii) Those rights and remedies available to a secured party under the UCC or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

(iii) Give notice of sole control or any other instruction under any Control Agreement and take any action therein with respect to the Collateral covered thereby.

(iv) Without notice (except as specifically provided in Section 9.1) enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable.

(v) Concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

6.1.1 The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

6.1.2 The Collateral Agent shall have the right (but shall have no obligation) upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

6.1.3 Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right (but shall have no obligation) to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving

Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

6.1.4 Reserved.

6.1.5 Notwithstanding the foregoing, neither the Collateral Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, any guarantor, pledgor or any other person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

6.1.6 Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Collateral and may be compelled to resort to one or more private sales thereof in accordance with Section 6.1.1. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

6.2 Grantors’ Obligations Upon an Event of Default. Upon the request of the Collateral Agent after the occurrence and during the continuation of an Event of Default (it being understood that the Collateral Agent shall have no obligation to make such request), subject to compliance with applicable Cemetery Laws, each Grantor will:

(i) assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places specified by the Collateral Agent;

(ii) permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral, or the books and records relating thereto, or both, to remove all or any part of the Collateral, or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy; and

(iii) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to qualify the Collateral to enable the Collateral Agent to consummate a public sale or other disposition of the Collateral.

6.3 License. Subject to compliance with applicable Cemetery Laws, the Collateral Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, customer lists and advertising matter, or any other Intellectual Property, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, such Grantor’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit, subject to any restrictions set forth therein. In addition, subject to compliance with applicable Cemetery Laws, each Grantor hereby irrevocably agrees that the Collateral Agent may (but shall have no obligation to), following the occurrence and during the continuance of an Event of Default, sell any of such Grantor’s Inventory directly to any person, including, without limitation, persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Agreement, may (but shall have no obligation to) sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may (but shall have no obligation to) finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VII

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Collateral Agent or any Secured Party to exercise any right, power or remedy granted under this Agreement shall impair such right, power or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right, power or remedy shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent and each Grantor, and then only to the extent in such writing specifically set forth; provided that, the addition of any Subsidiary as a Grantor hereunder by execution of a Supplement shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto. All rights, powers and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Secured Parties until the Secured Obligations have been Paid in Full.

ARTICLE VIII

PROCEEDS; COLLECTION OF RECEIVABLES

8.1 Lockboxes. Upon request of the Collateral Agent (acting at the direction of the Instructing Group) after the occurrence and during the continuation of an Event of Default, subject to compliance with applicable Cemetery Laws, each Grantor shall execute and deliver to the Collateral Agent an irrevocable lockbox agreement sufficient to grant the Collateral Agent Control over the applicable lockbox in the form provided by or otherwise acceptable to the Collateral Agent (it being understood that any such agreement purporting to impose individual liability on the

Collateral Agent shall not be acceptable to the Collateral Agent), which agreement shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Collateral Agent granted hereunder, of the bank’s agreement to comply with instructions from the Collateral Agent from time to time regarding the lockbox, without further consent by such Grantor, and of irrevocable instructions to wire all amounts collected therein to a special collateral account at or otherwise under the Control of the Collateral Agent.

8.2 Collection of Receivables. The Collateral Agent may (but shall have no obligation to) at any time after the occurrence and during the continuation of an Event of Default, by giving each Grantor written notice, elect to require that the Receivables be paid directly to the Collateral Agent for the benefit of the Secured Parties. In such event, each Grantor shall, and shall permit the Collateral Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Grantor of the Collateral Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Collateral Agent. Upon receipt of any such notice from the Collateral Agent, each Grantor shall thereafter hold in trust for the Collateral Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Receivables and other Collateral and immediately and at all times thereafter deliver to the Collateral Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Collateral Agent shall hold and apply funds so received as provided by the terms of Section 8.3 and Section 8.4.

8.3 Special Collateral Account. Upon request of the Collateral Agent after the occurrence and during the continuation of an Event of Default, the Collateral Agent may (but shall have no obligation to) require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with or otherwise under the Control of the Collateral Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over such cash collateral account. If any Event of Default has occurred and is continuing, the Collateral Agent may (but shall have no obligation to) (and shall, at the direction of the Instructing Group), from time to time, distribute the collected balances in such cash collateral in accordance with Section 8.4 hereof whether or not the Secured Obligations shall then be due.

8.4 Application of Proceeds. If no Other Second Priority Obligations are outstanding, the proceeds of the Collateral collected by the Collateral Agent shall be distributed to the Trustee for further distribution in accordance with Section 7.10 of the Indenture. If any Other Second Priority Obligations are outstanding, the proceeds of the Collateral shall be distributed by the Collateral Agent, after payment of fees, indemnities or expense reimbursements to (including reasonable attorneys’ fees and expenses) then due and owing to the Collateral Agent pursuant to the provisions of the Indenture Documents and the Other Second Priority Documents, then (x) in the case of the Indenture Obligations, to the Trustee and (y) in the case of the Other Second Priority Obligations, if any, to the agent or representative for the holders of such obligations (each such agent or representative, the “Other Second Priority Representative”), for application as payment of the Secured Obligations as follows:

(i) first, an amount equal to the outstanding Secured Obligations shall be paid to the Trustee and each Other Second Priority Representative, if any, as provided in Section 8.4.2 and 8.4.3 hereof, with each of the Trustee and each Other Second Priority Representative receiving an amount equal to, (x) in the case of the Trustee, the Secured Obligations constituting Indenture Obligations for application by the Trustee in accordance with Section 7.10 (unless already paid in accordance with this Section 8.4.2) of the Indenture and (y) in the case of each Other Second Priority Representative, the Secured Obligations constituting the Other Second Priority Obligations for which such Other Second Priority Representative is a representative for application by such Other Second Priority Representative in accordance with the Other Second Priority Documents, or, if the proceeds are insufficient to pay in full all such Secured Obligations, the Pro Rata Share (as defined below) of the amount remaining to be distributed; and

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the Grantors or to whomever may be lawfully entitled to receive such surplus.

8.4.2 For purposes of this Agreement, “Pro Rata Share” shall mean, when calculating a portion of any distribution or amount to be distributed to the Trustee and each Other Second Priority Representative, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of (x) in the case of the Trustee, Indenture Obligations constituting Secured Obligations and (y) in the case of each Other Second Priority Representative, the Other Second Priority Obligations for which such Other Second Priority Representative is a representative constituting Secured Obligations, and the denominator of which is the then outstanding amount of all Secured Obligations.

8.4.3 All payments required to be made hereunder shall be made (x) to the Trustee for the account of the Holders, and (y) to each Other Second Priority Representative for the account of the holders of the Other Second Priority Obligations for which such Other Second Priority Representative is a representative.

8.4.4 For purposes of applying payments received in accordance with this Section 8.4, the Collateral Agent shall be entitled to rely upon (i) the Trustee, and (ii) each Other Second Priority Representative for a determination (which the Trustee and such Other Second Priority Representative agree (or shall agree) to provide) of the outstanding Secured Obligations owed to the Holders or holders of the Other Second Priority Obligations, as the case may be.

8.4.5 It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

8.5 Cemetery Laws. Notwithstanding anything to the contrary contained in this Article VIII, the Collateral Agent’s rights under this Article VIII shall be subject to compliance with applicable Cemetery Laws, including requirements pertaining to the placement of proceeds of any Grantor’s Receivables into Trust Accounts or the use of Perpetual Care Trust distributions.

ARTICLE IX

GENERAL PROVISIONS

9.1 Notice of Disposition of Collateral; Condition of Collateral. To the fullest extent permitted under applicable law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Issuer, addressed as set forth in Section 10.1 hereof, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such other Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

9.2 Limitation on Collateral Agent’s and other Secured Parties’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any other Secured Party shall have any other duty, responsibility or obligation as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that, subject to compliance with applicable Cemetery Laws, it is commercially reasonable for the Collateral Agent (i) to fail to incur fees and expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 9.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not, subject to compliance with applicable Cemetery Laws, be deemed commercially unreasonable solely on account of not being indicated in this Section 9.2. Without limitation upon the foregoing, nothing contained in this Section 9.2 shall be construed to grant any rights to any Grantor or to impose any duties, responsibility or obligation on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9.2.

9.3 Compromises and Collection of Collateral. Each Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may (but shall have no obligation to), at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

9.4 Collateral Agent Performance of Grantor’s Obligations. Without having any obligation to do so, during the existence of an Event of Default, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement and such Grantor shall promptly reimburse the Collateral Agent for any reasonable amounts paid by the Collateral Agent pursuant to this Section 9.4. Each Grantor’s obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

9.5 Authorization for Collateral Agent to Take Certain Action. Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent to file financing statements or amendments necessary or desirable and that describe the Collateral in any manner (including, without limitation, as “all assets of the Debtor, whether now owned or hereafter acquired” or words of similar effect or with greater detail) as the Collateral Agent may determine in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral. Each Grantor further irrevocably authorizes the Collateral Agent at any time and from time to time (but, in the case of clauses (ii), (iv), (v) and (vii), solely during the existence of an Event of Default) in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Collateral Agent Control over such Securities or other Investment Property, (v) subject to the terms of Section 5.1.5 and subject to compliance with applicable Cemetery Laws, to enforce payment of the Instruments, Accounts and Receivables in the name of the Collateral Agent or such Grantor, (vi) to distribute the proceeds of any Collateral received by the Collateral Agent to the Trustee to apply as payment for the Secured Obligations as provided in Article VIII, and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), and each Grantor agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable fee or expense incurred by the Collateral Agent in connection therewith; provided that the authorization and power granted to the Collateral Agent under this Section 9.5 or any other provision of any Indenture Document or Other Second Priority Document shall not relieve any Grantor of any of its obligations under this Agreement, the Indenture, any other Indenture Document or any Other Second Priority Document and shall not impose any duty on the Collateral Agent to take any of the foregoing actions. For the avoidance of doubt, each Grantor agrees to file or cause the filing of financing statements and amendments thereto and any other document or instrument necessary to perfect or maintain the perfection of the Collateral Agent’s first priority security interest (subject, as to priority, to the First Priority Exceptions) in the Collateral of each Grantor in the appropriate filing offices.

9.6 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 5.1.5, 5.1.6, 5.4, 6.2 or 9.8 or in Article VIII hereof will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 9.6 shall be specifically enforceable against the Grantors.

9.7 Use and Possession of Certain Premises. Upon the occurrence and during the continuation of an Event of Default, subject to compliance with applicable Cemetery Laws, the

Collateral Agent shall be entitled (but not obligated) to occupy and use any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.

9.8 Cemetery Laws. Notwithstanding anything to the contrary contained in this Agreement or the other Indenture Documents or any Other Second Priority Documents, the Collateral Agent acknowledges and agrees that its rights and remedies (including the exercise of the same) with respect to the Collateral are subject to compliance with applicable Cemetery Laws and, among other things, that the exercise of such rights and remedies may require the approval (including prior approval) of Governmental Authorities under applicable Cemetery Laws.

9.9 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9.10 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Agreement or any interest herein, except in compliance with the Indenture. No assignments, transfers, exchanges or other dispositions of the Notes or any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Secured Parties, hereunder.

9.11 Survival of Representations. All representations and warranties of the Grantors contained in this Agreement shall survive the execution and delivery of this Agreement.

9.12 Expenses. The Grantors shall pay (i) all reasonable fees and reasonable and documented out-of-pocket expenses incurred by the Collateral Agent, the Trustee and its Affiliates and the Instructing Group (including the reasonable fees, charges, expenses and disbursements of counsel for the Collateral Agent and the Trustee and of counsel for the Instructing Group) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Indenture Documents and any Other Second Priority Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket fees and expenses incurred by the Collateral Agent or any Secured Party (including the fees, charges, expenses and disbursements of any counsel for the Collateral Agent or any Secured Party) in connection with the enforcement or protection of its rights, powers or remedies (A) in connection with this Agreement and any other Indenture Document or any Other Second Priority Document, including its rights under this Section 9.12, or (B) in connection with the Notes issued under the Indenture, including all such fees and out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Indenture and the Notes.

9.13 Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

9.14 Termination. This Agreement shall continue in effect until the Payment in Full of all of the Secured Obligations.

9.15 Entire Agreement. This Agreement, the Indenture Documents and the Other Second Priority Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings among the Grantors and the Collateral Agent relating to the Collateral.

9.16 Governing Law; Jurisdiction; Waiver of Jury Trial.

9.16.1 THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT (OTHER THAN AS EXPRESSLY SET FORTH HEREIN) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

9.16.2 Each Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Collateral Agent, any Secured Party, or any Affiliate of the foregoing in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each Grantor agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.

9.16.3 Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

9.16.4 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Article X of this Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.16.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER INDENTURE DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER INDENTURE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.16.5.

9.17 Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify and reimburse the Collateral Agent and the Secured Parties, and their respective successors, assigns, agents and employees in accordance with the terms of Section 13.11 of the Indenture applied mutatis mutandis.

9.18 Subordination of Intercompany Indebtedness. Each Grantor agrees that any and all claims of such Grantor against any other Grantor (each an “Obligor”) with respect to any Intercompany Indebtedness, any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior Payment in Full, of all Secured Obligations; provided that, and not in contravention of the foregoing, at all times prior to such Grantor’s receipt of written notice of the Collateral Agent’s exercise of its rights under this Section 9.18 during the existence of an Event of Default, such Grantor may make loans to and receive payments in the ordinary course of business to or otherwise with respect to such Intercompany Indebtedness from each such Obligor to the extent not prohibited by the terms of this Agreement, the other Indenture Documents and the Other Second Priority documents, if any. Notwithstanding any right of any Grantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Grantor, whether now or hereafter arising and howsoever existing, wheresoever located, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties and the Collateral Agent in those assets. No Grantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until this Agreement has terminated in accordance with Section 9.14. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to an Insolvency or Liquidation Proceeding, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Grantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Collateral Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations shall have first been Paid in Full. Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Grantor upon or with respect to the Intercompany Indebtedness after any Insolvency or Liquidation Proceeding and prior to the termination of this Agreement in accordance with Section 9.14, such Grantor shall receive and hold the same in trust for the Collateral Agent for the benefit of the Secured Parties and shall forthwith deliver the same to the Collateral Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of the Grantor where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Grantor as the property of the Collateral Agent for the benefit of the Secured Parties. If any such Grantor fails to make any such endorsement or assignment to the Collateral Agent, the Collateral Agent or any of its officers or employees is irrevocably authorized to make the same. Each Grantor agrees that until the termination of this Agreement in accordance with Section 9.14, except as permitted under any Indenture Document and any Other Second Priority Document, no Grantor will assign or transfer to any person (other than the Collateral Agent or another Grantor) any claim any such Grantor has or may have against any Obligor.

9.19 Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

9.20 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

9.21 Additional Grantors. Upon execution and delivery, by any Subsidiary that is required or permitted to become a party hereto by Section 5.16 of the Indenture or any Other Second Priority Document of (a) a written supplement substantially in the form of Exhibit B hereto and (b) a joinder to the Intercompany Note, in each case reasonably satisfactory to the Collateral Agent and the Issuer, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

9.22 Other Second Priority Obligations. If the Issuer or any Guarantor incurs any Other Second Priority Obligations, the Other Second Priority Representative of the holders of such Other

Second Priority Obligations, shall enter into an Accession Agreement, and thereafter the relationship between the Holders of the Notes and holders of the Other Second Priority Obligations will be governed by this Agreement.

9.22.1 Each of the Holders of the Notes and each of the holders of the Other Second Priority Obligations agree that:

(i) notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens on the Collateral securing the Indenture Obligations and the Other Second Priority Obligations, the Liens securing all such obligations shall be of equal priority; and

(ii) the Indenture Obligations and the Other Second Priority Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, refunded, refinanced or otherwise amended from time to time, in each case, to the extent permitted by the Intercreditor Agreement, if any, the Indenture and the Other Second Priority Documents.

9.22.2 The Collateral Agent shall act in relation to the Collateral in accordance with the instructions of the majority in aggregate principal amount of the then outstanding Indenture Obligations until the Discharge of Indenture Obligations and thereafter, the majority in aggregate amount of the then outstanding Other Second Priority Obligations, if any (the “Instructing Group”); provided, however, any Notes held by the Issuer or an Affiliate of the Issuer and any Other Second Priority Obligations held by the Issuer or an Affiliate of the Issuer shall be deemed not to be outstanding for purposes of the Instructing Group, except that in determining whether the Collateral Agent shall be protected in relying upon such direction, only those Notes and Other Second Priority Obligations that a Responsible Officer of the Collateral Agent actually knows to be so owned shall be so disregarded. If the Collateral Agent shall not have received appropriate instruction within 10 days prior to a request therefor from the Instructing Group (or such shorter period as may be reasonably requested) it may, but shall be under no duty, to take or refrain from taking such action as it shall determine in good faith; provided, that the Collateral Agent shall have no liability for such action or inaction.

9.22.3 As between the Holders of the Notes and the holders of Other Second Priority Obligations, only the Instructing Group shall have the right to direct the Collateral Agent in conducting foreclosures and in taking other actions with respect to the Collateral, and the authorized representatives of other Indebtedness have no right to take actions with respect to the Collateral. The Instructing Group shall have the sole right to instruct the Collateral Agent to act or refrain from acting with respect to the Collateral, and the Collateral Agent shall not follow any instructions with respect to such Collateral from any other Person. No authorized representative of any Indebtedness (other than the Instructing Group) will instruct the Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral.

9.23 Releases of Collateral. Until the Discharge of Indenture Obligations, the Collateral Agent shall release and/or subordinate the Liens on the Collateral securing the Secured Obligations only as provided in Section 13.03 of the Indenture, and, after the Discharge of Indenture Obligations, the Collateral Agent shall release and/or subordinate the Liens on the Collateral securing the Secured Obligations only as provided in the Other Second Priority Documents.

ARTICLE X

NOTICES

10.1 Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 12.01 of the Indenture or any comparable provisions of any Other Second Priority Document. Any notice delivered to the Issuer shall be deemed to have been delivered to all of the Grantors.

10.2 Change in Address for Notices. Each of the Grantors, the Collateral Agent and the Secured Parties may change the address for service of notice upon it by a notice in writing to the other parties sent in accordance with Section 12.01 of the Indenture.

ARTICLE XI

THE COLLATERAL AGENT

Wilmington Trust, National Association has been appointed Collateral Agent for the Secured Parties hereunder pursuant to, in the case of the Holders, Section 13.08 of the Indenture, and, in the case of the holders of the Other Second Priority Obligations, if any, the corresponding provision of such Other Second Priority Document, if any, and the applicable Accession Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Collateral Agent pursuant to the Indenture, such Other Second Priority Document, if any, or the Accession Agreement, as applicable, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in the Indenture and any Accession Agreement. Any successor Collateral Agent appointed in accordance with the terms of the Indenture Documents or the Other Second Priority Documents, as applicable, shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

It is expressly understood and agreed that Wilmington Trust, National Association is entering this Agreement solely in its capacity as Collateral Agent for the Secured Parties under the Indenture Documents and the Other Second Priority Documents, if any, and not in its individual or corporate capacity. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, immunities, indemnities and benefits granted to the Collateral Agent under the Indenture Documents, including, without limitation, those set forth in Article 13 of the Indenture, and the corresponding provisions of the Other Second Priority Documents, if any, as if such rights, privileges, immunities, indemnities and benefits were expressly set forth herein. Whether or not expressly stated therein, in executing, delivering and performing its obligations under any

Indenture Document or Other Second Priority Document, if any, the Collateral Agent shall be entitled to the rights, privileges, immunities, indemnities and benefits granted to it under this Agreement, the Indenture Documents and the Other Second Priority Documents, if any.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, each of the Grantors and the Collateral Agent have executed this Agreement as of the date first above written.

STONEMOR INC.

By:	/s/ Jeffrey DiGiovanni
Name: Jeffrey DiGiovanni
Title: Chief Financial Officer, Treasurer

Signature Page to Security Agreement

ALLEGHANY MEMORIAL PARK LLC
ALTAVISTA MEMORIAL PARK LLC
ARLINGTON DEVELOPMENT COMPANY
AUGUSTA MEMORIAL PARK PERPETUAL CARE COMPANY
BIRCHLAWN BURIAL PARK LLC
BRONSWOOD CEMETERY, INC.
CEDAR HILL FUNERAL HOME, INC.
CEMETERY INVESTMENTS LLC
CEMETERY MANAGEMENT SERVICES OF OHIO, L.L.C.
CEMETERY MANAGEMENT SERVICES, L.L.C.
CHAPEL HILL ASSOCIATES, INC.
CHAPEL HILL FUNERAL HOME, INC.
CMS WEST LLC
CMS WEST SUBSIDIARY LLC
COLUMBIA MEMORIAL PARK LLC
CORNERSTONE FAMILY INSURANCE SERVICES, INC.
CORNERSTONE FAMILY SERVICES OF NEW JERSEY, INC.
CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA LLC
CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.
CORNERSTONE FUNERAL AND CREMATION SERVICES LLC
CORNERSTONE TRUST MANAGEMENT SERVICES LLC
COVENANT ACQUISITION LLC
COVINGTON MEMORIAL FUNERAL HOME, INC.
COVINGTON MEMORIAL GARDENS, INC.
ELOISE B. KYPER FUNERAL HOME, INC.
FOREST LAWN GARDENS, INC.
FOREST LAWN MEMORIAL CHAPEL, INC.
FOREST LAWN MEMORY GARDENS, INC.
GLEN HAVEN MEMORIAL PARK LLC
HENLOPEN MEMORIAL PARK LLC
HENLOPEN MEMORIAL PARK SUBSIDIARY LLC
HENRY MEMORIAL PARK LLC
JUNIATA MEMORIAL PARK LLC
KIRIS LLC
KIRIS SUBSIDIARY, INC.

Signature Page to Security Agreement

KIRK & NICE SUBURBAN CHAPEL, INC.
KIRK & NICE, INC.
LAKEWOOD MEMORY GARDENS SOUTH LLC
LAKEWOOD MEMORY GARDENS SOUTH SUBSIDIARY, INC.
LAKEWOOD/HAMILTON CEMETERY LLC
LAKEWOOD/HAMILTON CEMETERY SUBSIDIARY, INC.
LAUREL HILL MEMORIAL PARK LLC
LAURELWOOD HOLDING COMPANY
LEGACY ESTATES, INC.
LOEWEN [VIRGINIA] LLC
LORRAINE PARK CEMETERY LLC
MODERN PARK DEVELOPMENT LLC
OAK HILL CEMETERY LLC
OSIRIS HOLDING FINANCE COMPANY
OSIRIS HOLDING OF MARYLAND LLC
OSIRIS HOLDING OF PENNSYLVANIA LLC
OSIRIS HOLDING OF RHODE ISLAND LLC
OSIRIS HOLDING OF RHODE ISLAND SUBSIDIARY, INC.
OSIRIS MANAGEMENT, INC.
PERPETUAL GARDENS.COM, INC.
PLYMOUTH WAREHOUSE FACILITIES LLC
PRINCE GEORGE CEMETERY CORPORATION
PVD ACQUISITIONS LLC
ROCKBRIDGE MEMORIAL GARDENS LLC
ROLLING GREEN MEMORIAL PARK LLC
ROSE LAWN CEMETERIES LLC
ROSELAWN DEVELOPMENT LLC
RUSSELL MEMORIAL CEMETERY LLC
SHENANDOAH MEMORIAL PARK LLC
SOUTHERN MEMORIAL SALES LLC
SPRINGHILL MEMORY GARDENS LLC
STAR CITY MEMORIAL SALES LLC
STEPHEN R. HAKY FUNERAL HOME, INC.
STITHAM LLC
STONEMOR ALABAMA LLC
STONEMOR ALABAMA SUBSIDIARY, INC.
STONEMOR CEMETERY PRODUCTS LLC
STONEMOR COLORADO LLC
STONEMOR COLORADO SUBSIDIARY LLC
STONEMOR FLORIDA LLC
STONEMOR FLORIDA SUBSIDIARY LLC

Signature Page to Security Agreement

STONEMOR GEORGIA LLC
STONEMOR GEORGIA SUBSIDIARY, INC.
STONEMOR HOLDING OF PENNSYLVANIA LLC
STONEMOR ILLINOIS LLC
STONEMOR ILLINOIS SUBSIDIARY LLC
STONEMOR INDIANA LLC
STONEMOR INDIANA SUBSIDIARY LLC
STONEMOR IOWA LLC
STONEMOR IOWA SUBSIDIARY LLC
STONEMOR KANSAS LLC
STONEMOR KANSAS SUBSIDIARY LLC
STONEMOR KENTUCKY LLC
STONEMOR KENTUCKY SUBSIDIARY LLC
STONEMOR LP HOLDINGS LLC
STONEMOR MICHIGAN LLC
STONEMOR MICHIGAN SUBSIDIARY LLC
STONEMOR MISSISSIPPI LLC
STONEMOR MISSISSIPPI SUBSIDIARY LLC
STONEMOR MISSOURI LLC
STONEMOR MISSOURI SUBSIDIARY LLC
STONEMOR NORTH CAROLINA FUNERAL SERVICES, INC.
STONEMOR NORTH CAROLINA LLC
STONEMOR NORTH CAROLINA SUBSIDIARY LLC
STONEMOR OHIO LLC
STONEMOR OHIO SUBSIDIARY, INC.
STONEMOR OPERATING LLC
STONEMOR PARTNERS L.P.
STONEMOR PENNSYLVANIA LLC
STONEMOR PENNSYLVANIA SUBSIDIARY LLC
STONEMOR PUERTO RICO CEMETERY AND FUNERAL, INC.
STONEMOR PUERTO RICO LLC
STONEMOR PUERTO RICO SUBSIDIARY LLC
STONEMOR SOUTH CAROLINA LLC
STONEMOR SOUTH CAROLINA SUBSIDIARY LLC
STONEMOR TENNESSEE SUBSIDIARY, INC.
STONEMOR WISCONSIN LLC
STONEMOR WISCONSIN SUBSIDIARY LLC
SUNSET MEMORIAL GARDENS LLC
SUNSET MEMORIAL PARK LLC

Signature Page to Security Agreement

TEMPLE HILL LLC
THE VALHALLA CEMETERY COMPANY LLC
THE VALHALLA CEMETERY SUBSIDIARY CORPORATION
TIOGA COUNTY MEMORIAL GARDENS LLC
VIRGINIA MEMORIAL SERVICE LLC
WICOMICO MEMORIAL PARKS LLC
WNCI LLC
WOODLAWN MEMORIAL PARK SUBSIDIARY LLC

By:	/s/ Jeffrey DiGiovanni
Name: Jeffrey DiGiovanni
Title: Chief Financial Officer, Treasurer

Signature Page to Security Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

By:	/s/ Hallie E. Field
Name: Hallie E. Field
Title: Vice President

Signature Page to Security Agreement

EXHIBIT A

FORM OF AMENDMENT

This Amendment, dated [_______], 20[__] is delivered pursuant to Section 5.4 of the Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Agreement. The undersigned hereby certifies that the representations and warranties in Article IV of the Agreement are and continue to be true and correct in all material respects (without duplication of any materiality or Material Adverse Effect qualifier). The undersigned further agrees that this Amendment may be attached to that certain Security Agreement, dated as of May 11, 2021 (as previously amended, restated, supplemented or otherwise modified, the “Agreement”), among the undersigned, as a Grantor, the other Grantors from time to time party thereto, and Wilmington Trust, National Association, as the Collateral Agent, and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Agreement and hereby pledges, assigns and grants to the Collateral Agent, for the benefit of the Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral listed on Schedule I to this Amendment to secure all Secured Obligations referred to in said Agreement.

This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which will be deemed an original, but all of which together constitute one and the same original.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[GRANTOR]

By:
Name:
Title:

1

EXHIBIT B

FORM OF SUPPLEMENT

Reference is hereby made to the Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of May 11, 2021, made by each of StoneMor Inc., a Delaware corporation (the “Issuer”), the other Grantors from time to time party thereto, and Wilmington Trust, National Association, as the Collateral Agent for itself and the other Secured Parties. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.

Section 9.21 of the Agreement provides that an Additional Grantor may become a Grantor under the Agreement by the execution and delivery of a written supplement to the Agreement substantially in the form of this Supplement to become an Additional Grantor in accordance with the terms of the Indenture.

By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [_________] [corporation/limited liability company/limited partnership] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Agreement and agrees to be bound by the Agreement as if originally a party thereto. The New Grantor, as collateral security for the prompt and complete payment in full and performance when due (whether at stated maturity, by acceleration or otherwise) in full of the Secured Obligations, hereby pledges, assigns and grants to the Collateral Agent, for the benefit of the Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of New Grantor, whether now owned or at any time hereafter acquired by New Grantor or in which New Grantor now has or at any time in the future may acquire any right, title or interest, wheresoever located, including all accessions thereto and proceeds thereof, and whether now or hereafter existing or arising. The New Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the discretion of the Collateral Agent to file financing statements or amendments necessary or desirable and that describe the Collateral in any manner (including, without limitation, as “all assets of the Debtor, whether now owned or hereafter acquired” or words of similar effect or with greater detail) as the Collateral Agent may determine in the Collateral Agent’s discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral in accordance with the provisions of the Agreement. Notwithstanding the foregoing grant of authority to the Collateral Agent, the New Grantor agrees to file or cause the filing of financing statements or amendments thereto necessary to perfect or maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral owned by New Grantor in accordance with the provisions of the Agreement.

By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Agreement are true and correct in all material respects (without duplication of any materiality or Material Adverse Effect qualifier) as of the date hereof. The New Grantor represents and warrants that the supplements to the Perfection Certificate attached hereto as Annex I are true and correct in all material respects (without duplication of any materiality or Material Adverse Effect qualifier) and that such supplements set forth all information required to be scheduled under the Perfection Certificate with respect to the New Grantor. The New Grantor shall take all steps necessary and required under the Agreement to

1

perfect, in favor of the Collateral Agent, a first priority Lien (subject, as to priority, to the First Priority Exceptions) against the New Grantor’s Collateral, subject to Permitted Liens.

This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which will be deemed an original, but all of which together constitute one and the same original.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Grantor has executed and delivered this Supplement as of this ______ day of _______, 20__.

[NAME OF NEW GRANTOR]

By:

Name:

Title:

2

EXHIBIT C

FORM OF SHORT-FORM INTELLECTUAL PROPERTY SECURITY AGREEMENT

GRANT OF

SECURITY INTEREST IN [TRADEMARK/PATENT/COPYRIGHT] RIGHTS

This GRANT OF SECURITY INTEREST IN [TRADEMARK/ PATENT/ COPYRIGHT] RIGHTS (this “Agreement”), dated as of [•], 20[•], is made by and among the Grantors listed on the signature pages hereof (each, a “Grantor” and collectively, the “Grantors”), in favor of Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of itself and the other Secured Parties in connection with that certain Indenture, dated as of May 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among StoneMor Inc., a Delaware corporation (the “Issuer”), the other Grantors, the Collateral Agent and Wilmington Trust, National Association, as Trustee.

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture the Issuer has issued the Notes upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Indenture, each Grantor and any Subsidiaries that become a party thereto, have executed and delivered the Security Agreement, dated as of May 11, 2021, in favor of the Collateral Agent, acting for the benefit of the Secured Parties (together with all amendments, restatements, supplements and modifications, if any, from time to time thereafter made thereto, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, each Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in, all of its right, title and interest in, to and under certain Intellectual Property, including the [Trademarks/Patents/Copyrights], that is not Excluded Property; and

NOW THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Secured Parties to enter into the Indenture and to induce the Noteholder Parties to purchase the Notes under the Indenture, the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, shall have the meanings assigned to such terms in the Indenture and the Security Agreement, as applicable.

2. Grant of Security Interest. Each Grantor, as collateral security for the prompt and complete payment in full and performance when due (whether at the stated maturity, by acceleration or otherwise) in full of the Secured Obligations, hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a Lien on and security interest in all of such Grantor’s right, title and interest in, to and under its [Trademarks/Patents/Copyrights and Exclusive Copyright

1

Licenses] (including, without limitation, those items listed on Schedule A hereto) that are not Excluded Property, including [the goodwill associated with such Trademarks and]1 the right to receive all proceeds therefrom (collectively, the “Collateral”).

3. Purpose. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States [Patent and Trademark] [Copyright] Office. Each Grantor authorizes and requests that the [Commissioner for Trademarks/Patents/ Register of Copyrights] record this Agreement. The security interest granted hereby has been granted to the Secured Parties in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights, powers and remedies of the Collateral Agent for the benefit of the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.

4. Acknowledgment. Each Grantor does hereby further acknowledge and affirm that the rights, powers and remedies of the Collateral Agent for the benefit of the Secured Parties with respect to the security interest in the Collateral granted hereby are more fully set forth in the Indenture, any Other Second Priority Documents and the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern. In the event of any conflict between the terms of this Agreement and the terms of the Indenture or any Other Second Priority Documents, the terms of the Indenture or such Other Second Priority Documents shall govern.

5. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which will be deemed an original, but all of which together constitute one and the same original.

6. Governing Law: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Wilmington Trust, National Association is entering this Agreement solely in its capacity as Collateral Agent for the Secured Parties under the Indenture and any Other Second Priority Documents and not in its individual or corporate capacity. In acting hereunder and under the Security Agreement, the Collateral Agent shall be entitled to all of the rights, privileges, immunities, indemnities and benefits granted to the Collateral Agent under the Indenture, including, without limitation, those set forth in Article 13 of the Indenture, and any Other Second Priority Documents, as if such rights, privileges, immunities, indemnities and benefits were expressly set forth herein.

[1]	Language applicable to Grant of Security Interest in Trademark Rights.

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[•],
as a Grantor

By:
Name:
Title:

[Signature Page to Grant of Security Interest in [Trademark/Patent/Copyright] Rights]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Collateral Agent

By:
Name:
Title:

[Signature Page to Grant of Security Interest in [Trademark/Patent/Copyright] Rights]

SCHEDULE A

[PATENT/TRADEMARK/COPYRIGHT] REGISTRATIONS AND APPLICATIONS

[For Patents:]

OWNER	APPLICATION NUMBER	PATENT NUMBER	TITLE

[For Trademarks:]

OWNER	APPLICATION NUMBER	REGISTRATION NUMBER	TRADEMARK

[For Copyrights:]

Copyright Registrations

OWNER	REGISTRATION NUMBER	TITLE

Exclusive Copyright Licenses

OWNER / LICENSOR	LICENSEE	REGISTRATION NUMBER	TITLE

EXHIBIT D

FORM OF INTERCOMPANY NOTE

New York, New York

May 11, 2021

FOR VALUE RECEIVED, each of the undersigned (and its successors), to the extent a borrower from time to time with respect to any loan or advance constituting Indebtedness (a “Loan”) from any other entity listed on the signature pages hereto (each, in such capacity, a “Payor”), hereby promises to pay such other entity listed below (each, in such capacity, a “Payee”) or its registered assigns, at the time specified on the Schedule attached hereto with respect to such Loan (or if there is no such disclosure on such Schedule, on demand or as otherwise agreed by such Payor and such Payee), and in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available or same day funds, as applicable, at such location as the applicable Payee shall from time to time designate, the unpaid principal amount of all Loans made by such Payee to such Payor. Each Payor promises also to pay interest, if any, on the unpaid principal amount of all such Loans in like money at said location from the date of such Loans until paid at such rate per annum as shall be reflected on the Schedule or as otherwise agreed upon from time to time by such Payor and such Payee. The terms and conditions of one or more Loans may (but are not required to) be set forth on the Schedule attached to this note (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Note”) to memorialize the agreement of the Payor and Payee with respect to such Loan(s), in which case the terms and conditions specified in the Schedule shall govern as between the Payor and Payee unless otherwise agreed in writing between them.

This Note is an Intercompany Note referred to in the Security Agreement, dated as of May 11, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among, inter alios, StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor Inc., a Delaware corporation (the “Issuer”), the other Grantors and each other Subsidiary of the Partnership (other than Cemetery Non-Profits, Archdiocese Holdco and certain non-Wholly Owned Subsidiaries to the extent the Issuer reasonably determines in good faith that execution and delivery of this Note by such Subsidiary would violate any Requirement of Law (including any fiduciary duties) or any organizational documents, constitutional documents, joint venture agreement, shareholder agreement, or similar agreement of such Subsidiary prohibits the execution and delivery of this Note or the obligations required of such Subsidiary hereunder without the consent of any other party or would give any other party (other than the Issuer, any Guarantor or a Wholly Owned Subsidiary) to any organizational documents, constitutional documents, joint venture agreement, shareholder agreement or similar agreement governing such Subsidiary the right to terminate its obligations thereunder; provided that such limitation shall not apply if (1) such other party is the Issuer, a Guarantor or a Wholly Owned Subsidiary, (2) consent has been obtained to execute and deliver this Note and perform the obligations hereunder (it being understood that the foregoing shall not be deemed to obligate the Partnership or any Subsidiary to obtain any such consent) and for so long as such organizational documents, constitutional documents, joint venture agreement, shareholder agreement or similar agreement or replacement or renewal thereof is in effect (the

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“Specified Subsidiaries”)) from time to time party thereto, and Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as collateral agent (the “Collateral Agent”). Unless otherwise specified, capitalized terms used in this Note and not otherwise defined herein have the meanings specified in the Security Agreement or the Indenture, dated as of May 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto, the Collateral Agent, and Wilmington Trust, National Association, as Trustee, as applicable.

Each Payee that is the Issuer or a Guarantor hereby acknowledges and agrees that after the occurrence and during the continuance of an Event of Default under the Indenture or any Other Second Priority Document, if any, and after notice from the Collateral Agent to such Payee, the Collateral Agent may exercise all rights provided in the Indenture, the Security Agreement and any other applicable Indenture Document or Other Second Priority Document, if any, with respect to this Note.

Each Payee is hereby authorized (but not required) to record all Loans made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Anything in this Note to the contrary notwithstanding, the Indebtedness evidenced by this Note owed by any Payor that is the Issuer or a Guarantor (an “Affected Payor”) to any Payee that is not the Issuer or a Guarantor (an “Affected Payee”) shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Secured Obligations of such Affected Payor, including, without limitation, where applicable, under such Affected Payor’s guarantee of the Indenture Obligations under the Indenture and any Other Second Priority Obligations (such obligations and the guarantee of the foregoing obligations are hereinafter collectively referred to as “Senior Indebtedness”):

In the event of any Insolvency or Liquidation Proceeding, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness (excluding contingent indemnification and expense reimbursement claims not then due) before any Affected Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full (excluding contingent indemnification and expense reimbursement claims not then due) in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Affected Payee would otherwise be entitled (other than (A) equity securities or (B) debt securities of such Affected Payor that are subordinated, to at least the same extent as this Note, to the payment of Senior Indebtedness (excluding contingent indemnification and expense reimbursement claims not then due) then outstanding (such securities hereinafter referred to as “Restructured Debt Securities”)) in respect of this Note shall be made to the holders of Senior Indebtedness;

(i) (x) if any Event of Default occurs and is continuing with respect to any Senior Indebtedness and (y) the Collateral Agent delivers notice to the Issuer instructing the Issuer and the Guarantors that the Collateral Agent is exercising its rights pursuant to this clause (i) then, unless agreed by such Collateral Agent, no payment or distribution of any kind or character shall

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be made by or on behalf of the Affected Payor or any other person on its behalf, and no payment or distribution of any kind or character shall be received by or on behalf of the Affected Payee or any other person on its behalf, with respect to this Note unless and until the holders of Senior Indebtedness have been paid in full in cash in respect of all amounts constituting Senior Indebtedness (excluding contingent indemnification and expense reimbursement claims not then due); and

(ii) if any payment or distribution of any character, whether in cash, securities or other property, in respect of this Note shall (despite these subordination provisions) be received by any Affected Payee in violation of the foregoing clause (i) before all Senior Indebtedness shall have been paid in full in cash (excluding contingent indemnification and expense reimbursement claims not then due), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), in accordance with the relevant Indenture Documents or Other Second Priority Document, as applicable, ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay such Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Affected Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Affected Payee and each Affected Payor hereby agrees that the subordination of this Note is for the benefit of the Collateral Agent and the Secured Parties and that the Collateral Agent may, on behalf of the Secured Parties, proceed to enforce the subordination provisions herein to the extent applicable.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest, if any, on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness. Each Payee is hereby authorized (but not required) to record all Loans made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. For the avoidance of doubt, this Note shall not in any way replace, or affect the principal amount of, any intercompany loan outstanding between any Payor and any Payee prior to the execution hereof, and to the extent permitted by applicable law, from and after the date hereof, each such intercompany loan shall be deemed to incorporate the terms set forth in this Note to the extent applicable and shall be deemed to be evidenced by this Note together with any documents and instruments executed prior to the date hereof in connection with such intercompany Indebtedness.

To the fullest extent permitted by law, each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. Except to the extent of any taxes required by law to be withheld, all payments under this Note shall be made without offset, counterclaim or deduction of any kind.

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This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and its successors and assigns, including subsequent holders hereof.

It is understood that this Note shall evidence only Indebtedness and not amounts owing in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money.

From time to time after the date hereof, and as may be reflected on the Schedule, if desired, additional Subsidiaries of any Issuer (other than Archdiocese Holdco, any Cemetery Non-Profits, any Specified Subsidiaries or any other Excluded Subsidiary described in clause (d) of such definition) may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, which shall automatically be incorporated into this Note, notice of which is hereby waived by the other Payors and Payees, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Payor or Payee hereunder.

Indebtedness governed by this Note shall be maintained in “registered form” within the meaning of Section 163(f) of the Internal Revenue Code of 1986, as amended, if required. The Payor or its designee (which shall, at the Collateral Agent’s request, be the Collateral Agent, acting solely for these purposes as agent of the Payor) shall record the transfer of the right to payments of principal and interest on the Indebtedness governed by this Note to holders of the Senior Indebtedness in a register (the “Register”), and no such transfer shall be effective until entered in the Register.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

For the avoidance of doubt, notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Security Agreement, any Indenture Document or any Other Second Priority Document. In the event of any conflict between the terms of (i) the Security Agreement and the terms of this Note governing the exercise of any right or remedy by the Collateral Agent, the terms of the Security Agreement shall govern and control, (ii) any Indenture Document and the terms of this Note governing the exercise of any right or remedy by the Collateral Agent, the terms of such Indenture Document shall govern and control and (iii) any Other Second Priority Document and the terms of this Note governing the exercise of any right or remedy by the Collateral Agent, the terms of such Other Second Priority Document shall govern and control.

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[Signature Pages Follow]

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[NAME OF ENTITY], as Payee and Payor

By:
Name:
Title:

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Schedule to Intercompany Note

EXHIBIT E

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT (this “Agreement”), [•], 20[•], is made by and among [_________________________] (the “New Other Second Priority Representative”), StoneMor Inc., a Delaware corporation (the “Issuer”), and the subsidiaries of the Issuer signatory hereto as a “Guarantor” (each a “Guarantor”, and together with the Issuer and any other entity that becomes a Grantor hereunder pursuant to Section 9.21 of the Security Agreement (as defined below), collectively, the “Grantors” and each, a “Grantor”) and Wilmington Trust, National Association, as collateral agent (together with any successor thereto, the “Collateral Agent”) for the benefit of itself and the other Secured Parties (as defined in the Security Agreement referred to below).

WHEREAS, the Issuer is party to that certain Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of May 11, 2021, made by the Issuer and each of the other Grantors from time to time party thereto, and the Collateral Agent for itself and the other Secured Parties. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Security Agreement; and

WHEREAS, the New Other Second Priority Representative wishes to become an “Other Second Priority Representative” under the Security Agreement and the other Collateral Documents as contemplated under Section 9.22 of the Security Agreement.

NOW, THEREFORE, in respect of the mutual promises herein contained and other consideration the sufficiency of which is hereby acknowledged, the New Other Second Priority Representative and the other parties hereto hereby agree as follows:

1. Effective Date. The effective date for this Agreement shall be [_____________] (the “Effective Date”).

2. Accession. The New Other Second Priority Representative, as [agent][trustee] under that certain [Loan Agreement][Indenture], dated as of [•], 20[•] (the “New Loan Document”), among the Issuer, the Guarantors[, any other parties] and the New Other Second Priority Representative, hereby agrees to become party as an Other Second Priority Representative under the Security Agreement and the other Collateral Documents for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Security Agreement and the other Collateral Documents as fully as if the New Other Second Priority Representative had executed and delivered the Security Agreement and the other Collateral Documents as of the date thereof.

3. Rights and Obligations under Security Agreement. Upon the execution and delivery of this Agreement by the New Other Second Priority Representative, from and after the Effective Date, the New Other Second Priority Representative shall be a party to the Security Agreement and the other Collateral Documents and have the obligations and rights of an Other Second Priority Representative under the Security Agreement and the other Collateral Documents. In furtherance of the foregoing, each Grantor shall duly authorize, prepare, execute and deliver an amendment to the Collateral Documents as may be necessary to give effect to this Section 3 and Section 4, including by adding the Other Second Priority Obligations for which the New Other Second Priority Representative is a representative as Secured Obligations secured by each such Collateral Document. The Collateral Agent shall, to the extent necessary for any such amendment to be effective, execute such amendment presented to it and as reasonably requested in writing by the relevant Grantor. To the extent that any Collateral (or proceeds thereof) comes into the possession or under the control of the Collateral Agent or any other Secured Party after the date hereof in connection with any Collateral (whether arising out of action taken to enforce, collect or realize upon any such Collateral or otherwise) that is attributable to the Indenture Obligations or the Other Second Priority Obligations, the Collateral Agent or such Secured Party shall hold the same as agent and bailee for the New Other Second Priority Representative and the Grantors to give effect to Section 4 hereof, and the proceeds of such Collateral shall be applied in accordance with Section 8.4 of the Security Agreement.

4. Lien Sharing and Priority Confirmation. The New Other Second Priority Representative, on behalf of itself and each holder of the Other Second Priority Obligations under the New Loan Document for which the New Other Second Priority Representative is acting as [agent][trustee] hereby agrees, for the enforceable benefit of all holders of each existing and future Indenture Obligations and Other Second Priority Obligations and as a condition to being treated as Secured Obligations under the Security Agreement that:

(a) all Indenture Obligations and Other Second Priority Obligations will be and are secured equally and ratably by all Liens at any time granted by the Issuer or the Guarantor or any successor company to secure any Indenture Obligations and Other Second Priority Obligations on the Collateral for such Indenture Obligations and Other Second Priority Obligations, and that all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of Indenture Obligations and Other Second Priority Obligations equally and ratably; and

(b) the New Other Second Priority Representative and each holder of the Other Second Priority Obligations for which the New Other Second Priority Representative is acting as [agent][trustee] are bound by the provisions of the Security Agreement and the other Collateral Documents, including the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens.

5. Appointment of Collateral Agent. The New Other Second Priority Representative, by its execution and delivery hereof and each holder of the Other Second Priority Obligations, by its acceptance of the New Loan Document, consent and agree to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorize and appoint Wilmington Trust, National Association, as the Collateral Agent, and the New Other Second Priority Representative and each holder of Other Second Priority Obligations direct the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

6. Representations and Warranties. Each of the Grantors represents and warrants for the benefit of each of the parties hereto and the Secured Parties as of the Effective Date that the Indebtedness being provided under the New Loan Document (i) is permitted to be incurred under

Section 5.09 of the Indenture (ii) is secured by a Permitted Lien described in clauses (18) or (21) of the definition of Permitted Liens, and (iii) has been designated as Other Second Priority Obligations in an Officers’ Certificate delivered to the Collateral Agent on or before the Effective Date, and (iv) the aggregate principal amount of such Indebtedness does not and will not at any time exceed the Maximum Other Second Priority Obligations Amount.

7. Collateral Provisions.

(a) Not in limitation of the grant included in Article III of the Security Agreement, but in furtherance thereof, each Grantor hereby reaffirms for the benefit of the New Other Second Priority Representative the grant of security interest set forth in Article III of the Security Agreement and pledges, assigns and grants to the Collateral Agent, for the benefit of the Secured Parties (including, without limitation, the New Other Second Priority Representative and each holder of the new Other Second Priority Obligations), a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, wheresoever located, including all accessions thereto and proceeds thereof, and whether now or hereafter existing or arising, as collateral security for the prompt and complete payment in full and performance when due (whether at stated maturity, by acceleration or otherwise) in full of the Secured Obligations (including, without limitation, the Other Second Priority Obligations owing to the holders of the new Other Second Priority Obligations).

(b) By its signature hereto, each Grantor hereby authorizes the Collateral Agent (but the Collateral Agent is not obligated) to file against such Grantor one or more financing, continuation or amendment statements pursuant to the UCC as may be necessary to establish and maintain the security interests created under the Security Agreement (which statements may describe the Collateral as “all assets of the debtor whether now owned or hereafter acquired and wheresoever located, including all accessions thereto and proceeds thereof” or by using words of similar effect); provided, however, such authorization shall not relieve any Grantor from its respective obligations to take actions, including to file such financing, continuation or amendment statements pursuant to the UCC, necessary to perfect and maintain the perfection of the Collateral Agent’s Lien on the Collateral. All charges, expenses and fees that the Collateral Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid by the Grantors to the Collateral Agent immediately upon demand.

8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

10. Notices. The address of the New Other Second Priority Representative for purposes of Section 10.1 of the Security Agreement is:

[______________________]

[______________________]

[______________________]

Attn: [_________________]

Tel: [_________________]

Fax: [_________________]

unless changed in accordance with the terms thereof.

11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

12. Third Party Beneficiary. The Holders of the Notes and the other Notes Secured Parties are intended third party beneficiaries of this Agreement.

13. Concerning the Collateral Agent. Wilmington Trust, National Association is entering this Agreement solely in its capacity as Collateral Agent for the Secured Parties under the Indenture Documents and the Other Second Priority Documents and not in its individual or corporate capacity. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, immunities, indemnities and benefits granted to the Collateral Agent under the Indenture Documents, including, without limitation, those set forth in [Article 13] of the Indenture, and the corresponding provisions of such Other Second Priority Documents, as if such rights, privileges, immunities, indemnities and benefits were expressly set forth herein. Whether or not expressly stated therein, in executing, delivering and performing its obligations under any Indenture Document or Other Second Priority Document, the Collateral Agent shall be entitled to the rights, privileges, immunities, indemnities and benefits granted to it under this Agreement, the Security Agreement, the Indenture Documents and the Other Second Priority Documents.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

[NAME OF NEW OTHER SECOND PRIORITY REPRESENTATIVE], as New Other Second Priority Representative

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

STONEMOR INC., as a Grantor

By:
Name:
Title:

[THE OTHER GRANTORS], as Grantors

By:
Name:
Title: